SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 15, 2001
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                         (Date of Earliest Event Report)

                                December 5, 2001
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                                (Date of Report)

                              NETWORK COMMERCE INC.
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               (Exact Name of Registrant as Specified in Charter)

      Washington                        000-26707               91-1628103
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(State or Other Jurisdiction       (Commission File No.)       (IRS Employer
   of Incorporation)                                        Identification No.)

           411 First Avenue South, Suite 200 North, Seattle, WA 98104
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          (Address of Principal Executive Offices, including Zip Code)

                                 (206) 223-1996
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     On October 5, 2001 Network Commerce Inc. (the "Company") issued a drawdown notice to Cody Holdings, Inc. ("Cody Holdings") in connection with the Common Stock Purchase Agreement dated July 10, 2001 (the "Agreement") evidencing an equity draw down facility between Cody Holdings and the Company. This notice offered to sell up to $25,000 of the Company's common stock to Cody Holdings based on the formula in the Agreement, during the 22-day period beginning on October 8, 2001 and ending on November 6, 2001, but at not less than $0.10 per share. During the 22-day period, Cody Holdings purchased a total of 226,760 shares of the Company's common stock at an average purchase price of $.10 per share. These purchases resulted in aggregate proceeds of $20,364 being paid by Cody Holdings and released from escrow to the Company. GKN Securities Corp. received $1,364 as a placement fee in connection with this drawdown. The Company expects to use the proceeds of this sale of common stock to Cody Holdings for general corporate purposes, including working capital.

     In connection with the drawdown, the Company filed a Prospectus Supplement on November 16, 2001 pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETWORK COMMERCE INC.


Dated:  December 5, 2001             By    /s/ N. Scott Dickson
                                           N. Scott Dickson
                                           Chief Financial Officer










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